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EXHIBIT 10.01

                             FIRST AMENDMENT TO THE
                         COMSHARE, INCORPORATED EMPLOYEE
                               STOCK PURCHASE PLAN




Effective January 1, 1997, Section 7 of the Plan shall be amended and restated in its entirety as follows:

       "7. Option Price. The option price of the shares shall be 85% of the average of the fair market value of the Company's Common Stock the ten business trading days immediately preceding the six month Purchase Period.

For purposes of this section of the Plan, the fair market value of the shares shall be determined by the last sale price of the shares of the Company's Common Stock on the NASDAQ National Market, as reported in The Wall Street Journal for the applicable dates."

This amendment to the Comshare, Incorporated Employee Stock Purchase Plan is hereby executed on November 11, 1996.





                                           COMSHARE, INCORPORATED

                                           BY: /s/ Kathryn A. Jehle
                                               --------------------
                                                   Kathryn A. Jehle
                                                   Senior Vice President and
                                                   Chief Financial Officer




BOARD APPROVAL:  11/8/96



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